Exhibit 4.3

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE OF THESE SECURITIES HAS NOT BEEN QUALIFIED WITH ANY STATE SECURITIES AUTHORITIES. THE RIGHTS OF ALL PARTIES TO THIS WARRANT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

THIS WARRANT MAY NOT BE EXERCISED EXCEPT IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS TO THE REASONABLE SATISFACTION OF THE COMPANY AND LEGAL COUNSEL FOR THE COMPANY.

STOCK WARRANT AGREEMENT

To Purchase 40,000 Shares of the Common Stock of

ACORDA THERAPEUTICS, INC.

Dated effective as of May 1, 1996

1.             GRANT OF THE RIGHT TO PURCHASE COMMON STOCK.

For value received, Acorda Therapeutics, Inc., a Delaware corporation (the “Company”), hereby grants, jointly and not severally, to Mark D. Noble and Margot Mayer (collectively, the “Warrantholder”), and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase from the Company up to 40,000 fully paid and non-assessable shares of the Company’s Common Stock (“Common Stock”). This Warrant Agreement is entered between the parties and the rights to purchase Common Stock are granted pursuant to Section 3.1 of the License Agreement effective of even date herewith between the Company and the Warrantholder (the “License Agreement”). The purchase rights set forth in this Warrant Agreement shall only become exercisable upon the grant of regulatory clearance for marketing by any United States federal agency of any Licensed Product (as defined in the License Agreement). The grant date of such clearance is referred to herein as the “Clearance Date”. The exercise price (“Exercise Price”) shall be equal to $0.10 per share. The number and purchase price of such shares are subject to adjustment as provided in Section 8 hereof.

2.             TERM OF THE WARRANT AGREEMENT.

Except as otherwise provided for herein, the term of this Warrant Agreement and the right to purchase Common Stock as granted herein shall commence on the Clearance Date and shall expire upon the first to occur of (i) the expiration of the License Agreement in accordance with its terms, or (ii) the expiration of ten (10) years from the Clearance Date.

3.             EXERCISE OF THE PURCHASE RIGHTS.

Subject to Section 1 above, the purchase rights set forth in this Warrant Agreement are exercisable by the Warrantholder, in whole or in part, at any time or from time to time after the Clearance Date, prior to the expiration of the term set forth in Section 2 above, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit I (the “Notice of Exercise”), duly completed and executed. Upon receipt of the Notice of Exercise and the payment of the purchase price in accordance with the terms set forth below, the Company shall issue to the Warrantholder a certificate for the number of shares of Common Stock purchased and shall execute the Notice of Exercise indicating the number of shares which remain subject to future purchases, if any.

The Warrantholder may either (i) exercise all or any portion of the outstanding warrants by paying to the Company, by cash or check, an amount equal to the aggregate Exercise Price of the shares being purchased or (ii) receive shares equal to the value (as determined below) of this Warrant by surrender of the Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to the Warrantholder a number of shares of Common Stock computed using the following formula:

X =	Y(A-B)
A

Where;	X = The number of shares of Common to be issued to the Warrantholder.

Y = The number of shares of Common to be exercised under this Warrant.

A = The fair market value of one share of Common.

B = The Exercise Price.

As used herein, current fair market value of Common Stock shall mean with respect to each share of Common Stock the average of the closing prices of the Company’s Common Stock sold on all securities exchanges on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York City time, or, of on any day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked price on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of ten days consisting of the day as of which the current fair market value of Common Stock is being determined and the nine consecutive business days prior to such day. If at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the current fair market value of Common Stock shall be the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless (i) the Company shall become subject to a merger, acquisition, or other consolidation pursuant to which the Company is not the surviving party, in which case the current fair market value of the Common Stock shall be deemed to be the value received by the holders of the Company’s stock for each share of stock pursuant to the Company’s acquisition or (ii) the Warrantholder shall purchase such shares in conjunction with the initial underwritten public offering of the Company’s Common Stock pursuant to a registration statement filed under the Securities Act, in which case, the fair market value of the shares of stock subject to this Warrant shall be the price at which all registered shares are sold to the public in such offering.

4.             RESERVATION OF SHARES.

During the term of this Warrant Agreement, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the rights to purchase Common Stock as provided for herein.

5.             NO FRACTIONAL SHARES OR SCRIP.

No fractional share or scrip representing fractional shares shall be issued upon the exercise of the Warrantholder’s right to purchase Common Stock, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

6.             NO RIGHTS AS STOCKHOLDERS.

The Warrant Agreement does not entitle the Warrantholder to any voting right or other rights as a stockholder of the Company prior to the exercise of the Warrantholder’s rights to purchase Common Stock as provided for herein.

7.             WARRANTHOLDER REGISTRY.

The Company shall maintain a registry showing the name and address of the registered holder of this Warrant Agreement.

8.             ADJUSTMENT RIGHTS.

The purchase price per share and the number of shares of Common Stock purchasable hereunder are subject to adjustment from time to time, as follows:

(a)           Merger.  If at any time there shall be a capital reorganization of the shares of the Company’s stock (other than a combination, reclassification, exchange, or subdivision of shares otherwise provided for herein), or a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation (but its stockholders nevertheless control not less than a majority-in-interest of the voting equity of any successor corporation), then, as a part of such reorganization, merger, or consolidation, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive upon exercise of its rights to purchase Common Stock, the number of shares of common stock or other securities of the successor corporation resulting from such reorganization, merger or consolidation, to which a holder of the Common Stock deliverable upon exercise of the right to purchase Common Stock hereunder would have been entitled in such reorganization, merger or consolidation if the right to purchase such Common Stock hereunder had been exercised immediately prior to such reorganization, merger or consolidation. In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant Agreement with respect to the rights and interests of the Warrantholder after the reorganization, merger, or consolidation to the end that the provisions of this Warrant Agreement (including adjustments of the Exercise Price and number of shares of Common Stock purchasable pursuant to the terms and conditions of this Warrant Agreement) shall be applicable after the event, as near as reasonably may be, in relation to any shares deliverable after that event upon the exercise of the Warrantholder’s rights to purchase Common Stock pursuant to this Warrant Agreement.

(b)           Reclassification of Shares.  If the Company at any time shall, by combination, reclassification, exchange, or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Warrant Agreement exist into the same or a different number of securities of any other class or classes, this Warrant Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant Agreement immediately prior to such combination, reclassification, exchange, subdivision, or other change.

(c)           Subdivision or Combination of Shares.  If the Company at any time shall combine or subdivide its Common Stock, the Exercise Price shall be proportionately decreased in the case of a subdivision, or proportionately increased in the case of a combination.

(d)           Notice of Adjustments.  In the event that (i) the Company shall declare any dividend or distribution upon its stock, whether in cash, property, stock, or other securities; (ii) the Company shall offer for subscription pro rata to the holders of any class of its Common or other convertible stock any additional shares of stock of any class or other rights; (iii) there shall be any capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Company’s assets; or (iv) there shall be any voluntary or involuntary dissolution, liquidation, or winding up of the Company, then, in connection with each such event, the Company shall send to the Warrantholder:

(i)      At least 20 days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights (specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of such capital reorganization, reclassification, consolidation, merger, dissolution, liquidation, or winding up; and

(ii)     In the case of any such capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Company’s assets, dissolution, liquidation or winding up, at least 20 days’ prior written notice of the date when the same shall take place and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such capital reorganization, reclassification, consolidation, merger, or sale of all or substantially all of the Company’s assets, dissolution, liquidation, or winding up).

Each such written notice shall set forth, as applicable and in reasonable detail, (i) the event requiring the adjustment, (ii) the amount of the adjustment, (iii) the method by which such adjustment was calculated, (iv) the Exercise Price, and (v) the number of shares subject to purchase hereunder after giving effect to such adjustment, and shall be given by first class mail, postage prepaid, addressed to the Warrantholder, at the address as shown on the books of the Company.

9.             REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER.

This Warrant Agreement has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder, which by its execution hereof the Warrantholder hereby confirms:

(a)           Investment Purpose.    The Common Stock issuable upon exercise of the Warrantholder’s rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b)           Private Issue. The Warrantholder understands (i) that the Common Stock issuable upon exercise of the Warrantholder’s rights contained herein is not registered under the Securities Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant Agreement will be exempt from the registration and qualifications requirements thereof and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 9.

(c)           Disposition of Warrantholder’s Rights. In no event will the Warrantholder make a disposition of any of its rights to acquire Common Stock issuable upon exercise of such rights unless and until (i) it shall have notified the Company of the proposed disposition and (ii) if requested by the Company, it shall have furnished the Company with an opinion of counsel (which counsel may either be inside or outside counsel to the Warrantholder) satisfactory to the Company and its counsel to the effect that (A) appropriate action necessary for compliance with the Securities Act has been taken, or (B) an exemption from the registration requirements of the Securities Act is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights to acquire Common Stock issuable on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any particular share of Common Stock when (1) such security shall have been effectively registered under the Securities Act and sold by the holder thereof in accordance with such registration or (2) such security shall have been sold without registration in compliance with Rule 144 under the Securities Act, or (3) a letter shall have been issued to the Warrantholder at its request by the staff of the United States Securities and Exchange Commission or a ruling shall have been issued to the Warrantholder at its request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the Securities

Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Warrantholder or holder of a share of Common Stock then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for the Warrant or for such shares of Common Stock not bearing any restrictive legend.

(d)           Financial Risk.  The Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

(e)           Risk of No Registration.  The Warrantholder understands that if the Company does not register with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), or file reports pursuant to Section 15(d) of the Exchange Act, or if a registration statement covering the securities under the Securities Act is not in effect when it desires to sell the Common Stock issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period. The Warrantholder also understands that any sale of its Common Stock which might be made by it in reliance upon Rule 144 under the Securities Act may be made only in accordance with the terms and conditions of that Rule.

10.           TRANSFERS.

This Warrant may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised only by the Warrantholder or his permitted assignee. Any transfer of this Warrant must comply with the requirements of this Section 10, and any assignee or transferee of this Warrant (“permitted assignee”) shall be required to accept this Warrant subject to all rights and obligations of the Warrantholder as set forth herein. Any securities to be issued upon exercise of this Warrant may not be sold, assigned, transferred or otherwise disposed of unless the securities are registered under the Securities Act or unless the person seeking to effect such disposition shall have requested and the Company shall have received an opinion of the Company’s counsel that the proposed disposition may be effected without registration of such securities under the Securities Act or any applicable state securities laws. Unless a registration statement with respect to such shares of Common Stock is effective at the time, any shares of Common Stock issued upon the exercise of this Warrant shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED THE (“ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED.

11.           MARKET STANDOFF AGREEMENT.

The Warrantholder hereby agrees, if so requested by the managing underwriters in an initial public offering by the Company of its Common Stock, that, without the prior written consent of such managing underwriters, the Warrantholder will not offer, sell, contract to sell, grant any option to purchase, make any short sale, or otherwise dispose of or make a distribution of any capital stock of the Company held by or on behalf of the Warrantholder or beneficially owned by the Warrantholder in accordance with the rules and regulations of the United States Securities and Exchange Commission for a period of up to 180 days after the date of the final prospectus relating to the Company’s initial public offering.

12.           MISCELLANEOUS.

(a)           Effective Date.  The provisions of this Warrant Agreement shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof. This Warrant Agreement shall be binding upon any successors or assigns of the Company.

(b)           Attorneys’ Fees.  In any litigation, arbitration or court proceeding between the Company and the Warrantholder relating hereto, the prevailing party shall be entitled to attorneys’ fees and expenses and all costs of proceedings incurred in enforcing this Warrant Agreement.

(c)           Governing Law.  This Warrant Agreement shall be governed by and construed for all purposes under and in accordance with the laws of the State of Delaware as applied to agreements between Delaware residents entered and to be performed entirely within Delaware.

(d)           Counterparts.  This Warrant Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e)           Titles and Subtitles.  The titles of the paragraphs and subparagraphs of this Warrant Agreement are for convenience and are not to be considered in construing this Agreement.

(f)            Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail, by registered or certified mail, addressed (i) to the Warrantholder at the address set forth on the signature page hereof and (ii) to the Company at its principal executive offices to the attention of its president or at such other address as any such party may subsequently designate by written notice to the other party.

(g)           Survival.  The representations, warranties, covenants and conditions of the respective parties contained herein or made pursuant to this Warrant Agreement shall survive the execution and delivery of this Warrant Agreement.

(h)           Amendments.  Any provision of this Warrant Agreement may be amended by a written instrument signed by the Company and by the Warrantholder.

IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed by its officers thereunto duly authorized.

Company:

ACORDA THERAPEUTICS, INC.

Dated effective as of May 1, 1996	By:
Ron Cohen, M.D., President

Warrantholder:

Mark D. Noble

	Address:	1270 East Siesta Drive
Sandy, Utah 84093

Margot Mayer

	Address:	12619 Hidden Valley Drive
Sandy, Utah 84092

EXHIBIT I

NOTICE OF EXERCISE

To:

(1)           The undersigned Warrantholder hereby elects to purchase                    shares of the Common Stock of ACORDA THERAPEUTICS, INC., pursuant to the terms of the Warrant Agreement dated effective as of May 1, 1996 (the “Warrant Agreement”) between ACORDA THERAPEUTICS, INC. and the Warrantholder, and tenders herewith payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any.

(2)           In exercising its rights to purchase the Common Stock of ACORDA THERAPEUTICS, INC., the undersigned hereby confirms and acknowledges the investment representations and warranties made in Section 9 of the Warrant Agreement.

(3)           Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below.

(Name)

(Address)

Warrantholder:

Date: